EXHIBIT 99.1
Glenayre Technologies
NEWS RELEASE
Contact: Debra Ziola
770 283 2569
investor.relations@glenayre.com
(NASDAQ: GEMS)
Glenayre Announces Chairman and CEO Clarke H. Bailey
Enters into Rule 10b5-1 Trading Plan
ATLANTA—August 12, 2005— Glenayre Technologies, Inc. announced today that Clarke H. Bailey, Chairman and Chief Executive Officer, entered into a Rule 10b5-1 trading plan in accordance with Company policy and as permitted by Rule 10b5-1 of the Securities Exchange Act of 1934. The trading plan relates to Mr. Bailey’s planned exercise, prior to their expiration on May 14, 2006, of options to purchase up to 796,875 shares of Glenayre common stock that were granted to him under the Company’s 1991 Long-Term Incentive Plan, and the simultaneous sale of a sufficient number of shares from each option exercise to cover the exercise price as well as the required withholding taxes, brokerage commissions and transaction fees.
Rule 10b5-1 allows corporate officers and directors to adopt written, pre-arranged stock trading plans that may be used to enable trading under pre-established formulas, without regard to company-imposed blackout periods. Among other things, such plans permit sales to take place gradually over an extended period of time to reduce potential market impact. Mr. Bailey’s transactions under his Rule 10b5-1 plan will be publicly disclosed with the SEC through Form 4 filings.
Mr. Bailey’s 10b5-1 trading program will be effective immediately, but contemplates the exercise of the options and related stock sales, in one or more transactions, commencing in November, 2005 and continuing over a period of six and one-half months before the expiration of the options. The net remaining shares, after sales effected to cover the exercise price, withholding and other expenses, will be added to Mr. Bailey’s other holdings of Glenayre shares. Mr. Bailey stated, “The principal reason I am entering into this trading plan is in order to assure that I can increase my holdings through the exercise of this option that was granted to me under the Company’s 1991 Long-Term Incentive Plan prior to the option’s expiration.”

About Glenayre Technologies
Comprised of two divisions, Glenayre Technologies (NASDAQ: GEMS) is a global provider of messaging solutions through the Glenayre Messaging business and entertainment products through Entertainment Distribution Company, LLC (EDC). Headquartered in Atlanta, GA, Glenayre Messaging is an international supplier of next-generation messaging solutions and enhanced services for wireless and wireline carriers and MSO/cable companies. Glenayre Messaging provides solutions for voice, fax and e-mail messaging, including voice mail, video mail, multimedia messaging (MMS), and short message service (SMS). Entertainment Distribution Company is the largest provider of pre-recorded entertainment products, including CDs and DVDs, for Universal Music Group, the world leader in music sales. Headquartered in New York, EDC’s operations include manufacturing and distribution facilities throughout North America and in Hanover, Germany. For more information, please visit http://www.glenayre.com.
Safe Harbor Statement
This press release may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments, including, without limitation, all projections of future financial results and plans, are deemed to be forward-looking statements. Such statements reflect the expectations of management of the Company at the time such statements are made. The reader can identify such forward-looking statements by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intend(s),” “potential,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors including those set forth under Risk Factors That May Affect Future Results in the Company’s most recent quarterly report on Form 10-Q and in most recent annual report on Form 10-K, each on file with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.
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